Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2018
Company delivers earnings of $0.14 per share in the past three months and
$0.52 per share in the past twelve months
NEWPORT, RI - August 7, 2018 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2018.
2nd Quarter 2018 Highlights

•	$13.7 million Adjusted EBITDA(1)

•	Net income attributable to Pangaea Logistics Solutions Ltd. of $5.8 million or $0.14 per share

•	Pangaea's average TCE rates increased 21% to $13,728 and the average premium over market rates was approximately $2,951

•	Cash, restricted cash and cash equivalents of $52.4 million

Results for the three months ended June 30, 2018 and 2017
For the second quarter of 2018, the Company reported net income of $5.8 million, compared to net loss of $4.7 million in the second quarter of 2017. The drybulk market fundamentals improved considerably in the second quarter as compared to the same period of 2017, which meant a dramatic improvement in net revenue(2) to $18.1 million for the three months ended June 30, 2018, compared with $10.6 million for the three months ended June 30, 2017. Charter hire and voyage expenses were lower, as a percentage of revenue, than in the comparable quarter.
“The pace of our shipping operations really picked up in the second quarter”, said Ed Coll, Pangaea’s Chief Executive Officer. “The average fleet employed in our business increased to about 47 ships during the quarter, and our overall time charter returns averaged $13,728 per day for the most recent quarter, a significant premium to market indexes.  Our balance sheet improved as well, not only because of our profitable operations, but also because of our relationships with a range of financing sources who refinance maturing loans at favorable terms. Regarding cash flow, the sale/charterback transaction on the m/v Bulk Trident provided approximately $10 million in cash, and the planned sale/charterback of the m/v Bulk PODS, which was delivered on August 1, 2018, will return the cash purchase price of approximately $14 million. Collectively, these strong fundamentals position us to capitalize on the beginning of a good market cycle as we enter expansion mode.”

Coll also commented on the recent ten-year contract the Company has signed with Baffinland Iron Mines to carry high-ferrous iron ore from Baffin Island to Europe on its ice class ships.  “This valuable relationship, started three years ago at the commencement of shipments of iron ore from Baffin Island, has proven to be an integral part of the Baffinland operation, and an anchor to our ice business in the summer months in the Arctic Circle.  With continued development of the mining operations, we think there is room for both Baffinland and Pangaea to grow their businesses, and we look forward to working together for a long time, in mutually beneficial ways.”

(1) Adjusted EBITDA is a non-GAAP measure and represents income or loss from operations before depreciation and amortization, loss on sale and leaseback of vessel and, when applicable, loss on impairment of vessels and certain non-recurring items. See Reconciliation of Income from Operations to Adjusted EBITDA.

(2) Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses.

The average TCE rate of $13,728 per day for the three months ended June 30, 2018, was up from $11,333 per day for the same period in 2017. Total revenue for the three months ended June 30, 2018 was $96.8 million, compared to $91.4 million for the same period in 2017. The total number of shipping days decreased 8% to 4,283 in the three months ended June 30, 2018, compared to 4,661 for the same period in 2017, largely due to the completion of the Charleston project. The decrease in total shipping days was offset by the large increase in TCE rates.

Liquidity and Cash Flows
Cash, restricted cash and cash equivalents were $52.4 million as of June 30, 2018, compared with $38.5 million on December 31, 2017.
At June 30, 2018 and December 31, 2017, the Company had working capital of $29.2 million and $13.0 million, respectively. For the six months ended June 30, 2018, the Company’s net cash provided by operating activities was $20.8 million, compared to $8.4 million for the six months ended June 30, 2017.
For the six months ended June 30, 2018 and 2017, net cash used in investing activities was $2.8 million and $47.7 million, respectively. Net cash used in financing activities was $4.1 million for the six months ended June 30, 2018 while net cash provided by financing activities was $44.4 million for the six months ended June 30, 2017. These changes reflect the Company’s investment in and purchase of new vessels in 2017, including the m/v Bulk Destiny, which was financed under a sale and leaseback arrangement; and the m/v Bulk Endurance which was financed under a commercial loan facility while the current period includes only the sale and leaseback of the m/v Bulk Trident..
Conference Call Details
The Company’s management team will host a conference call to discuss the Company’s financial results on August 8, 2018 at 8:00 a.m., Eastern Time (ET). To access the conference call, please dial (888) 895-3561 (domestic) or (904) 685-6494 (international) approximately ten minutes before the scheduled start time and reference ID# 6644809.
A supplemental slide presentation will accompany this quarter’s conference call and can be found attached to the Current Report on Form 8-K that the Company filed concurrently with this press release. This document will be available at http://www.pangaeals.com/company-filings or at sec.gov.
A recording of the call will also be available for two weeks and can be accessed by calling (800) 585-8367 (domestic) or (404) 537-3406 (international) and referencing ID# 6644809.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenues:
Voyage revenue	$81,847,649	$80,231,015	$152,166,843	$157,919,464
Charter revenue	14,975,553	11,192,763	23,629,652	17,959,435
	96,823,202	91,423,778	175,796,495	175,878,899
Expenses:
Voyage expense	38,027,489	38,597,148	68,195,517	79,869,067
Charter hire expense	30,683,892	33,174,063	53,379,827	56,375,218
Vessel operating expense	10,046,709	9,074,357	19,895,874	17,665,599
General and administrative	4,378,671	3,141,276	8,506,969	6,656,040
Depreciation and amortization	4,391,069	3,711,712	8,729,257	7,653,507
Loss on sale and leaseback of vessels	860,426	4,915,044	860,426	9,205,042
Total expenses	88,388,256	92,613,600	159,567,870	177,424,473

Income (loss) from operations	8,434,946	(1,189,822)	16,228,625	(1,545,574)

Other (expense) income:
Interest expense, net	(2,091,989)	(2,244,110)	(4,152,725)	(3,875,098)
Interest expense on related party debt	(53,914)	(78,846)	(117,373)	(156,825)
Unrealized gain (loss) on derivative instruments, net	553,701	(1,476,380)	(8,904)	490,007
Other income	30,000	813,356	458,332	908,006
Total other expense, net	(1,562,202)	(2,985,980)	(3,820,670)	(2,633,910)

Net income (loss)	6,872,744	(4,175,802)	12,407,955	(4,179,484)
(Income) loss attributable to non-controlling interests	(1,099,721)	(561,379)	(2,309,938)	789,146
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$5,773,023	$(4,737,181)	$10,098,017	$(3,390,338)

Earnings per common share:
Basic	$0.14	$(0.13)	$0.24	$(0.10)
Diluted	$0.13	$(0.13)	$0.24	$(0.10)

Weighted average shares used to compute earnings per common share:
Basic	42,252,552	35,539,186	42,259,594	35,411,060
Diluted	42,763,925	35,539,186	42,632,688	35,411,060

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$48,919,920	$34,531,812
Accounts receivable (net of allowance of $1,705,439 at June 30, 2018 and $2,135,877 December 31, 2017)	18,382,716	21,089,425
Bunker inventory	17,390,678	15,356,712
Advance hire, prepaid expenses and other current assets	15,162,115	12,032,272
Total current assets	99,855,429	83,010,221

Restricted cash	3,500,000	4,000,000
Fixed assets, net	288,646,672	306,292,655
Vessels under capital lease	42,376,967	29,994,212
Total assets	$434,379,068	$423,297,088

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$29,967,379	$29,181,276
Related party debt	4,522,371	7,009,597
Deferred revenue	9,028,015	5,815,924
Current portion of secured long-term debt	17,319,091	18,979,335
Current portion of capital lease obligations	3,464,880	1,785,620
Dividend payable	6,333,598	7,238,401
Total current liabilities	70,635,334	70,010,153

Secured long-term debt, net	107,094,208	117,615,634
Obligations under capital lease	35,321,460	25,015,659

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 44,063,986 shares issued and outstanding at June 30, 2018; 43,794,526 shares issued and outstanding at December 31, 2017	4,406	4,379
Additional paid-in capital	155,631,206	154,943,728
Accumulated deficit	(1,921,804)	(9,596,785)
Total Pangaea Logistics Solutions Ltd. equity	153,713,808	145,351,322
Non-controlling interests	67,614,258	65,304,320
Total stockholders' equity	221,328,066	210,655,642
Total liabilities and stockholders' equity	$434,379,068	$423,297,088

On January 1, 2018, the Company adopted ASU No. 2014-09, Revenue from Contracts with Customers (ASC 606) using the modified retrospective transition method applied to voyage contracts that were not substantially complete at the end of 2017.  The Company recorded a $2.4 million adjustment to decrease retained earnings at the beginning of 2018, which reflects the cumulative impact of adopting this standard. Comparative financial statements have not been restated and are reported under the accounting standards in effect for those periods.

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2018	2017
Operating activities
Net income (loss)	$12,407,955	$(4,179,484)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization expense	8,729,257	7,653,507
Amortization of deferred financing costs	331,061	368,387
Amortization of prepaid rent	60,968	60,969
Unrealized loss (gain) on derivative instruments	8,904	(490,007)
Gain from equity method investee	(90,000)	(194,612)
Provision for doubtful accounts	(148,458)	(10,356)
Loss on sale of vessel	860,426	9,134,908
Drydocking costs	(1,497,979)	(754,120)
Recognized cost for restricted stock issued as compensation	839,396	677,936
Change in operating assets and liabilities:
Accounts receivable	2,855,167	(6,166,383)
Bunker inventory	(2,033,966)	(1,741,848)
Advance hire, prepaid expenses and other current assets	(844,650)	(3,343,536)
Accounts payable, accrued expenses and other current liabilities	844,340	6,853,566
Deferred revenue	(1,516,665)	482,485
Net cash provided by operating activities	20,805,756	8,351,412

Investing activities
Purchase of vessels and vessel improvements	(2,517,355)	(46,846,313)
Purchase of building and equipment	(360,286)	(16,775)
Proceeds from sale of equipment	31,594	—
Purchase of non-controlling interest in consolidated subsidiary	—	(832,572)
Net cash used in investing activities	(2,846,047)	(47,695,660)

Financing activities
Payments of related party debt	(2,487,226)	—
Proceeds from long-term debt	—	25,000,000
Payments of financing and issuance costs	(367,052)	(876,542)
Payments of long-term debt	(12,145,694)	(15,723,929)
Proceeds from sale and leaseback of vessel	13,000,000	28,000,000
Payments of capital lease obligations	(1,014,939)	(344,733)
Dividends paid to non-controlling interests	(904,803)	—
Cash paid for incentive compensation shares relinquished	(101,075)	—
Proceeds from private placement of common stock, net of issuance costs	(50,812)	8,302,985
Net cash (used in) provided by financing activities	(4,071,601)	44,357,781

Net increase in cash, cash equivalents and restricted cash	13,888,108	5,013,533
Cash, cash equivalents and restricted cash at beginning of period	38,531,812	28,422,949
Cash, cash equivalents and restricted cash at end of period	$52,419,920	$33,436,482

Supplemental cash flow information and disclosure of noncash items
Cash paid for interest	$3,809,699	$3,022,756
Conversion of related party debt to noncontrolling interest	$—	$9,278,800

Pangaea Logistics Solutions Ltd.
Reconciliation of Income from Operations to Net Revenue and Adjusted EBITDA and EPS to Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net Revenue
Income (loss) from operations	$8,435	$(1,190)	$16,229	$(1,546)
General and administrative	4,379	3,141	8,507	6,656
Depreciation and amortization	4,391	3,712	8,729	7,654
Loss on sale and leaseback of vessels	860	4,915	860	9,205
Net Revenue	$18,065	$10,578	$34,325	$21,969

Adjusted EBITDA (in millions)
Income (loss) from operations	$8,435	$(1,190)	$16,229	$(1,546)
Depreciation and amortization	4,391	3,712	8,729	7,654
Loss on sale and leaseback of vessel	860	4,915	860	9,205
Adjusted EBITDA	$13,686	$7,437	$25,818	$15,313

Earnings Per Common Share - basic
Net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$5,773	$(4,737)	$10,098	$(3,393)

Weighted average number of common shares outstanding - basic	42,252,552	35,539,186	42,259,594	35,411,060
Weighted average number of common shares outstanding - diluted	42,763,925	35,539,186	42,632,688	35,411,060

Earnings per common share - basic	$0.14	$(0.13)	$0.24	$(0.10)
Earnings per common share - diluted	$0.13	$(0.13)	$0.24	$(0.10)

Adjusted EPS
Net Income (loss) attributable to Pangaea Logistics Solutions Ltd.	$5,773	$(4,737)	$10,098	$(3,393)
Non-GAAP
Add: loss on sale and leaseback of vessels	860	4,915	860	9,205
less: loss on sale and leaseback of vessels attributable to noncontrolling interests	—	(2,158)	—	(2,158)
Non-GAAP adjusted net income (loss) attributable to Pangaea Logistics Solutions Ltd.	$6,633	$(1,980)	$10,958	$3,654

Weighted average number of common shares - basic	42,252,552	35,539,186	42,259,594	35,411,060
Weighted average number of common shares - diluted	42,763,925	35,539,186	42,632,688	35,411,060

Adjusted EPS - basic	$0.16	$(0.06)	$0.26	$0.10
Adjusted EPS - diluted	$0.16	$(0.06)	$0.26	$0.10

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Net revenue. Net revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses. Net revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents income or loss from operations before depreciation, amortization and, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessels and certain non-recurring charges. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Thomas Rozycki
Prosek Partners
212-279-3115
trozycki@prosek.com

Sean Silva
Prosek Partners
212-279-3115
ssilva@prosek.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.